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                                                                    EXHIBIT 3.20

   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 12:30 PM 11/12/1992
  732317025 - 2315670

                          CERTIFICATE OF INCORPORATION

                                       OF

                             FEL-PRO MANAGEMENT CO.

      FIRST: The name of the corporation is Fel-Pro Management Co. (the "Corporation").

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801 in the county of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (the "GCL").

      FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 3,000 shares of common stock, par value $.01 per share.

      FIFTH: The name and mailing address of the Corporation's incorporator is:

      Name                          Mailing Address
      ----                          ---------------

      Karen S. McDonald             c/o Katten Muchin & Zavis
                                    525 West Monroe Street
                                    Suite 1600
                                    Chicago, Illinois 60661-3693

      SIXTH: The Board of Directors of the Corporation is expressly authorizeds to adopt, amend or repeal the by-laws of the Corporation (the "By-Laws").

      SEVENTH: Elections of directors need not be by written ballot unless otherwise provided in the By-Laws.

      EIGHTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in


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value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on this Corporation.

      NINTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the GCL.

      TENTH:

      (a) The Corporation shall to the fullest extent permitted by the GCL, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgement, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

      (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgement in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably


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            incurred by him in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article TENTH (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under Article TENTH (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in Article TENTH (a) and (b). Such determination shall be made
            (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the Corporation.

      (e) Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article TENTH.

      (f) The indemnification and advancement or expenses provided by, or granted pursuant to, the other subsections of this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or expenses may be entitled under any by-law,


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      agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a director's or officer's official capacity and as to action in another capacity while holding such office.

(g) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article TENTH.

(h) The provisions of this Article TENTH shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article TENTH is in effect and any repeal or modification of this Article TENTH shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article TENTH shall not be deemed to be a contract between the Corporation and any directors or officers of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors and officers of the Second Corporation shall be indemnified to the extent required under the GCL only at the discretion of the board of directors of this Corporation.

(i) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article TENTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.


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      The undersigned incorporator hereby acknowledges that the foregoing certificate of incorpration is such incorporator's act and deed and that the facts stated therein are true.


Dated: November 11, 1992                  /s/ Karen S. McDonald
                                          -------------------------------
                                          Karen S. McDonald, Incorporator
                                          c/o Katten Muchin & Zavis
                                          525 West Monroe Street
                                          Suite 1600
                                          Chicago, Illinois 60661-3693


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   STATE OF DELAWARE
  SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/10/1993
  930415260 - 2315670

                            CERTIFICATE OF CORRECTION
                            FILED TO CORRECT CERTAIN
                  ERRORS IN THE CERTIFICATE OF INCORPORATION OF

                             FEL-PRO MANAGEMENT CO.

          FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE ON
                                NOVEMBER 12, 1992

      Fel-Pro Management Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1.    The name of the corporation is Fel-Pro Management Co.

2. That a Certificate of Incorporation was filed with the Secretary of State of Delaware on November 12, 1992 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.    The inaccuracies of said Certificate to be corrected are as follows:

            (a) The number of authorized shares was incorrectly stated as 3,000 shares of capital stock instead of 11,000 shares of capital stock; and (b) said Certificate inadvertantly neglected to provide for cumulative voting in all elections for directors.

4. Article Fourth of the Certificate of Incorporation is corrected to read as follows:

            Article Fourth: The total number of shares of capital stock which the Corporation shall have authority to issue is 11,000 shares of common stock, par value of $.01 per share.

5. Article Seventh of the Certificate of Incorporation is corrected to read as follows:

            Article Seventh: Directors shall be elected at the annual meeting of stockholders. In all election for directors, every stockholder shall have the right
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            to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected, or to cumulate such votes, and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any member of candidates. Elections of directors need not be by written ballot unless otherwise provided in the By-laws."

      IN WITNESS WHEREOF, FEL-PRO MANAGEMENT CO. has caused this Certificate of Correction to be signed and attested to this 18th day of December, 1992.

                                  FEL-PRO MANAGEMENT CO.


                                  Name: /s/ Kenneth G. Lehman
                                       ----------------------

                                  Title: Co-Chairman of the Board
                                       --------------------------

Attest:


Name: /s/ [ILLEGIBLE]
     ----------------
Title: Asst. Secretary
      ----------------